Exhibit 10.20
FOURTH AMENDMENT OF
LOAN AGREEMENT
     THIS FOURTH AMENDMENT OF LOAN AGREEMENT (“Amendment”) is made this 25th day of October, 2007 among Summit Hotel Properties, LLC, a South Dakota limited liability company (“Summit Hotel”), Summit Hospitality V, LLC, a South Dakota limited liability company (“Summit Hospitality”) (Summit Hotel and Summit Hospitality may be collectively referred to as “Borrowers”), First National Bank of Omaha, a national banking association (“First National”) as a Lender, Administrative Agent and Collateral Agent for the Lenders, M & I Marshall & Ilsley Bank, a national banking association (“M & I”), Bank Midwest, N.A. (“Bank Midwest”), Crawford County Trust & Savings, a state banking association (“Crawford”), Quad City Bank & Trust Co., a state banking association (“Quad City”), and Bankers Trust Company, N.A. (“Bankers Trust”), and amends that certain Loan Agreement dated June 24, 2005 among Borrower, First National, M & I and Bank Midwest (“Loan Agreement”).
     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, First National, M & I and Bank Midwest extended the Loans to Summit Hotel more fully described in the Loan Agreement;
     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated November 30, 2005, Crawford, Quad City and Bremer Bank, National Association were added as Lenders under the Loan Agreement in the amount of their respective Commitments;
     WHEREAS, pursuant to that certain Second Amendment of Loan Agreement dated April 4, 2006, Bankers Trust was added as a Lender under the Loan Agreement in the amount of its Commitment;
     WHEREAS, pursuant to that certain Third Amendment of Loan Agreement dated September 29, 2006, the Termination Date was extended to June 24, 2008;
     WHEREAS, Summit Hotel has requested, and under the terms of this Amendment Lenders have agreed, to add Summit Hospitality as a co-borrower for any property owned by Summit Hospitality to the Loan Agreement and the other Loan Documents;
     WHEREAS, Borrowers have requested, and under the terms of this Amendment Lenders have agreed, to extend the Termination Date to June 24, 2009, to modify the repayment provisions applicable to Pool Two Loans, modify the interest rate applicable to Pool One Loans and Pool Two Loans and otherwise to amend the Loan Agreement as provided for in this Amendment; and
     WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.
     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

     2. The definition of the term “Termination Date” in Exhibit A of the Loan Agreement is hereby amended by deleting the reference to June 24, 2008 and inserting in lieu thereof June 24, 2009.
     3. The Loan Agreement is hereby amended as follows:
     (a). In those cases in which Summit Hotel and Summit Hospitality request financing pursuant to and under the Loan Agreement related to a Hotel owned by Summit Hospitality, Summit Hospitality shall be added as a co-borrower on the Loan with Summit Hotel and any reference in the Loan Agreement to Company shall mean both Summit Hotel and Summit Hospitality jointly and severally. In such situations, Summit Hospitality shall hereby become a co-borrower under the Loans with Summit Hotel and a party to the Loan Agreement and the other Loan Documents, and Summit Hospitality hereby jointly and severally agrees to comply with all of the terms and provisions and perform all the obligations of Company under the Loan Agreement and the other Loan Documents, including, but not limited to the financial reporting obligations under Section 4.3 of the Loan Agreement and the other covenants contained in Articles IV and V of the Loan Agreement. Furthermore, in such situations, the term Company in the Loan Agreement is hereby amended to mean, jointly and severally, Summit Hotel and Summit Hospitality. Summit Hotel and Summit Hospitality shall be jointly and severally obligated for all obligations of Company under the Loan Agreement and the other Loan Documents.
     (b). Notwithstanding the foregoing Subsection (a), if financing pursuant to the Loan Agreement is related to a Hotel that is not owned by Summit Hospitality, Summit Hospitality shall not be a co-borrower under such Loan Documents relating to such Loan Documents for purposes of such financing, Summit Hospitality shall have no responsibility for the repayment of monies advanced pursuant to such financing or for any obligations related thereto, and shall not be included in the definition of Borrower or Company under the Loan Documents in connection with such financing.
     4. Section 1.5(b) of the Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     (b) Pool Two Loans. The principal and interest balance of each Pool Two Note shall be payable in fifty-nine (59) equal monthly installments, with the amount of such monthly installments calculated on a twenty (20) year amortization schedule and the interest rate in effect on the date of funding of such Pool Two Note, with the outstanding principal balance together with accrued and unpaid interest due and payable in full on the fifth anniversary date of such Pool Two Note.
     5. The first sentence of Section 1.6 of the Loan Agreement is hereby amended by deleting the reference to 2.65% in excess of the LIBOR Rate as the interest rate applicable to Pool One Notes and inserting in lieu thereof 2.15% in excess of the LIBOR Rate.
     6. The grid contained within the definition of Applicable Margin in Section 1.6 of the Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

Debt Service Coverage Ratio	Applicable Margin
Equal to or greater than 2.00:1.00	1.75%
Equal to or greater than 1.75:1.00 but less than 1.99:1.00	2.00%
Equal to or greater than 1.5:1.00 but less than 1.74:1.00	2.25%
     7. Section 1.3(a) of the Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     (a) The principal amount of a Pool Two Loan increased to the nearest multiple of $100,000.00 shall not exceed sixty-five percent (65%) of the lesser of (i) the Appraised Value of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement and (ii) the Project Costs of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Project Costs of the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement, provided, however, that notwithstanding the foregoing, without the prior written consent of the Required Lenders, the amount of a Pool Two Loan shall not exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance being converted to a Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement. Notwithstanding the foregoing, only with respect to a Hotel to which the applicable Borrower will make major capital expenditures due to major renovations of such Hotel (a “Renovated Hotel”) and which has either secured a Pool Two Loan which has been outstanding for one year or the acquisition of which was financed by a Pool One Loan which has been outstanding for at least one year, (i) a Borrower may refinance the original Pool Two Loan secured with such Renovated Hotel only in the maximum principal amount increased to the nearest multiple of $100,000.00 equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel, and (ii) if a Borrower desires to refinance the Pool One Loan which financed the acquisition of a Renovated Hotel with a Pool Two Loan, then the principal amount of such Pool Two Loan increased to the nearest multiple of $100,000.00 must be equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel. However, the foregoing one (1) year waiting requirement with respect to a Renovated Hotel being converted to a Pool Two Loan will not apply if the Renovated Hotel has been owned by the applicable Borrower in excess of three (3) years; provided, that the maximum principal amount of the Pool Two Loan secured by such Renovated Hotel may not exceed sixty-five percent (65%) of the Appraised Value of such Renovated Hotel.
     8. Section 1.11 of the Loan Agreement is hereby amended by adding the following at the end of such Section:
     In addition, Company shall pay Administrative Agent for the account only of Administrative Agent an annual servicing fee equal to .125% of the aggregate Commitments of the Lenders payable on each June 24 of each year the Commitments are outstanding.

     9. Section 4.3(a) of the Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     (a) Company’s year end financial statements (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation, each setting forth in comparative form figures for the preceding fiscal year of Company), audited by a certified public accounting firm selected and approved by the Audit Committee as soon as available and in any event within one hundred twenty (120) days after the end of each of Company’s fiscal years;
     10. The definition of Pool One Loan Formula in Exhibit A of the Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“Pool One Loan Formula” shall mean an amount up to and including (but not in excess of) sixty-five percent (65%) of the lesser of (i) the Appraised Value of a Hotel acquired with a Pool One Advance and (ii) the Project Costs of the Hotel acquired with the proceeds of the Pool One Loan Advance increased to the nearest $100,000.00 multiple; provided, however, that notwithstanding the foregoing, without the prior written consent of the Required Lenders, the amount of a Pool One Advance shall not exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance. Notwithstanding the foregoing, only with respect to a Renovated Hotel acquired with a Pool One Loan which has been outstanding for at least one year, if a Borrower desires to refinance such Pool One Loan with another Pool One Loan, then the principal amount of such Pool One Loan increased to the nearest multiple of $100,000.00 must be equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel, and if refinanced with another Pool One Loan, the maturity date of such Pool One Note will remain the maturity date of the Pool One Note being refinanced. However, the foregoing one (1) year waiting requirement with respect to a Renovated Hotel will not apply if the Renovated Hotel has been owned by the applicable Borrower in excess of three (3) years; provided, that the maximum principal amount of the Pool Two Loan secured by such Renovated Hotel or Pool One Loan may not exceed sixty-five percent (65%) of the Appraised Value of such Renovated Hotel. In no event shall Pool One Advances in the aggregate at any time exceed the lesser of (i) the aggregate Commitments of the Lenders minus the amount of Loans outstanding at the time of a request for a Pool One Advance and (ii) $50,000,000.00 minus the amount of Loans outstanding at the time of a Pool One Advance.
     11. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.
     12. Borrowers each certify and reaffirm by their execution of this Amendment that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

     13. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA
By:	/s/ Marc T. Wisdom
Marc T. Wisdom, Vice President

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Christopher D. Bills Chris Bills, Chief Financial Officer

SUMMIT HOSPITALITY V, LLC, a South Dakota limited liability company, by its member, SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Christopher D. Bills Chris Bills, Secretary

M & I MARSHALL & ILSLEY BANK
By:	/s/ Brendan Moran
Title: VP

BANK MIDWEST, N.A.
By:	[/s/ illegible]
Title: VP

CRAWFORD COUNTY TRUST & SAVINGS
By:	[/s/ illegible]
Title: VP

QUAD CITY BANK & TRUST CO.
By:	[/s/ illegible]
Title: AVP

BANKERS TRUST COMPANY, N.A.
By:	[/s/ illegible]
Title: Vice President